Exhibit 99.1

UNAUDITED CONDENSED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Information

EMCORE Corporation (“EMCORE” or the “Company”) has prepared unaudited pro forma condensed consolidated financial statements to assist readers in understanding the nature and effects of the sale of the Photovoltaics Business, which sale was completed on December 10, 2014, and the further effects of the Digital Products Sale (collectively, the “Asset Sales”), which was completed on January 2, 2015.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended September 30, 2014, 2013, and 2012 have been prepared with the assumption that the Asset Sales were completed as of October 1, 2011. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 has been prepared with the assumption that the Asset Sales were completed as of the balance sheet date.

The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or the financial position which would have actually resulted if the Asset Sales had been completed on the dates indicated, or which may result in the future.

The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma financial information should be read in conjunction with the Company’s historical Consolidated Financial Statements and Notes thereto contained in the 2014 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (“SEC”).

EMCORE CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended September 30, 2014

(in thousands, except per share data)

							Pro Forma
						Sale of	without
					Pro Forma	Digital	Photovoltaics
		Sale of			without	Products	and Digital
	EMCORE	Photovoltaics	Other		Photovoltaics	Business	Products
	Corporation	Business (a)	Adjustments		Business	(b)	Businesses

Revenue	$174,778	$(73,025)	$—		$101,753	$(45,776)	$55,977
Cost of revenue	142,104	(52,483)	—		89,621	(44,927)	44,694
Gross profit	32,674	(20,542)	—		12,132	(849)	11,283
Operating expense:
Selling, general, and administrative	32,785	(10,953)	—		21,832	(7,830)	14,002
Research and development	19,097	(1,675)	—		17,422	(7,989)	9,433
Gain on sale of assets	(100)	—	—		(100)	—	(100)
Total operating expense	51,782	(12,628)	—		39,154	(15,819)	23,335

Operating loss	(19,108)	(7,914)	—		(27,022)	14,970	(12,052)

Other income (expense):
Interest expense	(522)	210 (c)	—		(312)	— (d)	(312)
Foreign exchange gain	10	—	—		10	—	10
Gain on sale of investment	307	—	—		307	—	307
Change in fair value of financial instruments	34	—	—		34	—	34
Other income	51	—	—		51	—	51
Total other (expense) income	(120)	210	—		90	—	90
Loss before income tax expense	(19,228)	(7,704)	—		(26,932)	14,970	(11,962)

Income tax benefit	24,080	—	(24,080	)(e)	—	—	—

Net income (loss)	$4,852	$(7,704)	$(24,080)		$(26,932)	$14,970	$(11,962)

Per share data:

Net income (loss) per basic share	$0.16				$(0.87)		$(0.39)
Net income (loss) per diluted share	$0.16				$(0.86)		$(0.38)
Weighted-average number of basic shares outstanding	30,453	500 (f)			30,953		30,953
Weighted-average number of diluted shares outstanding	30,777	500 (f)			31,277		31,277

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

EMCORE CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended September 30, 2013

(in thousands, except per share data)

					Pro Forma
				Sale of	without
			Pro Forma	Digital	Photovoltaics
		Sale of	without	Products	and Digital
	EMCORE	Photovoltaics	Photovoltaics	Business	Products
	Corporation	Business (a)	Business	(b)	Businesses

Revenue	$168,147	$(70,498)	$97,649	$(35,695)	$61,954
Cost of revenue	139,949	(52,628)	87,321	(36,178)	51,143
Gross profit	28,198	(17,870)	10,328	483	10,811
Operating expense (income):
Selling, general, and administrative	27,419	(9,564)	17,855	(6,770)	11,085
Research and development	19,972	(528)	19,444	(8,943)	10,501
Flood-related insurance proceeds	(19,000)	—	(19,000)	11,210	(7,790)
Gain on sale of assets	(413)	—	(413)	—	(413)
Total operating expense	27,978	(10,092)	17,886	(4,503)	13,383

Operating income (loss)	220	(7,778)	(7,558)	4,986	(2,572)

Other income (expense):
Interest expense	(800)	496 (c)	(304)	— (d)	(304)
Foreign exchange gain	356	—	356	—	356
Gain on sale of equity method investment	4,800	—	4,800	—	4,800
Change in fair value of financial instruments	515	—	515	—	515
Other expense	17	—	17	—	17
Total other income	4,888	496	5,384	—	5,384
Income (loss) before income tax expense	5,108	(7,282)	(2,174)	4,986	2,812

Income tax expense (e)	(120)	—	(120)	—	(120)

Net income (loss)	$4,988	$(7,282)	$(2,294)	$4,986	$2,692

Per share data:

Net income (loss) per basic share	$0.19		$(0.08)		$0.10

Net income (loss) per diluted share	$0.19		$(0.08)		$0.10
Weighted-average number of basic shares outstanding	26,531	500 (f)	27,031		27,031
Weighted-average number of diluted shares outstanding	26,812	500 (f)	27,312		27,312

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

EMCORE CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended September 30, 2012

(in thousands, except per share data)

					Pro Forma
				Sale of	without
			Pro Forma	Digital	Photovoltaics
		Sale of	without	Products	and Digital
	EMCORE	Photovoltaics	Photovoltaics	Business	Products
	Corporation	Business (a)	Business	(b)	Businesses

Revenue	$163,781	$(66,562)	$97,219	$(23,619)	$73,600
Cost of revenue	145,955	(50,563)	95,392	(25,546)	69,846
Gross profit	17,826	(15,999)	1,827	1,927	3,754
Operating expense (income):
Selling, general, and administrative	34,861	(10,274)	24,587	(6,300)	18,287
Research and development	22,338	(2,924)	19,414	(5,876)	13,538
Impairment	1,425	—	1,425	—	1,425
Litigation settlements, net	1,050	—	1,050	—	1,050
Flood-related loss	5,519	—	5,519	(2,320)	3,199
Flood-related insurance proceeds	(9,000)	—	(9,000)	4,848	(4,152)
Gain on sale of assets	(2,742)	—	(2,742)	—	(2,742)
Total operating expense	53,451	(13,198)	40,253	(9,648)	30,605

Operating loss	(35,625)	(2,801)	(38,426)	11,575	(26,851)

Other income (expense):
Interest expense	(677)	254 (c)	(423)	— (d)	(423)
Foreign exchange gain	45	(214)	(169)	—	(169)
Loss from equity method investment	(1,201)	—	(1,201)	—	(1,201)
Change in fair value of financial instruments	(69)	—	(69)	—	(69)
Total other expense	(1,902)	40	(1,862)	—	(1,862)

Loss before income tax expense	(37,527)	(2,761)	(40,288)	11,575	(28,713)

Income tax expense (e)	(1,644)	—	(1,644)	—	—

Net loss	$(39,171)	$(2,761)	$(41,932)	$11,575	$(28,713)

Per share data:

Net loss per basic share	$(1.66)		$(1.74)		$(1.19)

Net loss per diluted share	$(1.66)		$(1.74)		$(1.19)
Weighted-average number of basic shares outstanding	23,559	500 (f)	24,059		24,059
Weighted-average number of diluted shares outstanding	23,559	500 (f)	24,059		24,059

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

EMCORE CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2014

(in thousands)

						Assets and
		Assets and				Liabilities			Pro Forma
		Liabilities of				of the			without the
		the			Pro Forma	Digital			Photovoltaics
		Photovoltaics			without the	Products			and Digital
	EMCORE	Business (g)	Other		Photovoltaics	Business (i)	Other		Products
	Corporation	(h)	Adjustments		Business	(j)	Adjustments		Businesses
ASSETS
Current assets:
Cash and cash equivalents	$20,687	$—	$115,732	(k)	$136,419	$—	$—	(l)	$136,419
Restricted cash	1,482	—	—		1,482	—	—		1,482
Accounts receivable, net of allowance of $133, $0, $0, $133, $17, $0 and $116, respectively	44,864	(17,827)	—		27,037	(14,268)	—		12,769
Inventory	26,072	(7,203)	—		18,869	(3,225)	—		15,644
Deferred income taxes, net (e)	3,908	—	(3,908)		—	—	—		—
Prepaid expenses and other current assets	6,878	(1,512)	—		5,366	(30)	—		5,336

Total current assets	103,891	(26,542)	111,824		189,173	(17,523)	—		171,650

Property, plant, and equipment, net	44,987	(26,486)	—		18,501	(7,889)	—		10,612
Goodwill	20,384	(20,384)	—		—	—	—		—
Other intangible assets, net	1,142	—	—		1,142	(1,060)	—		82
Deferred income taxes, net (e)	20,172	—	(20,172)		—	—	—		—
Other non-current assets, net of allowance of $3,561, $0, $0, $3,561, $0, $0 and $3,561, respectively	766	(254)	—		512	—	16,000	(l)	16,512

Total assets	$191,342	$(73,666)	$91,652		$209,328	$(26,472)	$16,000		$198,856
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings from credit facility	$26,518	$—	$(26,518	)(k)	$—	$—	$—		$—
Accounts payable	22,292	(4,640)	—		17,652	(10,848)	—		6,804
Deferred gain associated with sale of assets	3,400	—	—		3,400	—	—		3,400
Warrant liability	122	—	—		122	—	—		122
Accrued expenses and other current liabilities	20,645	(5,398)	—		15,247	(38)	—		15,209

Total current liabilities	72,977	(10,038)	(26,518)		36,421	(10,886)	—		25,535
Asset retirement obligations	5,263	(720)	—		4,543	—	—		4,543
Other long-term liabilities	755	—	—		755	—	—		755

Total liabilities	78,995	(10,758)	(26,518)		41,719	(10,886)	—		30,833

Commitments and contingencies

Shareholders’ equity:
Common stock	755,368	—	1,043	(m)	756,411	—	—		756,411
Treasury stock	(2,071)	—	—		(2,071)	—	—		(2,071)
Accumulated other comprehensive income	1,837	—	—		1,837	—	—		1,837
Accumulated deficit	(642,787)	(62,908)	117,127	(n)	(588,568)	(15,586)	16,000	(o)	(588,154)
Total shareholders’ equity	112,347	(62,908)	118,170	(p)	167,609	(15,586)	16,000	(q)	168,023
Total liabilities and shareholders’ equity	$191,342	$(73,666)	$91,652		$209,328	$(26,472)	$16,000		$198,856

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

EMCORE CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. SALE OF PHOTOVOLTAICS BUSINESS TO SOLAERO TECHNOLOGIES CORP. AND PLANNED SALE OF DIGITAL PRODUCTS BUSINESS TO NEOPHOTONICS CORPORATION.

On December 10, 2014, EMCORE Corporation, a New Jersey corporation (“EMCORE” or the “Company”), completed the sale of substantially all of the assets, and the transfer of substantially all of the liabilities, primarily related to or used in connection with the Company’s photovoltaics business, including EMCORE’s subsidiaries EMCORE Solar Power, Inc. and EMCORE IRB Company, LLC (collectively, the “Photovoltaics Business”) to SolAero Technologies Corp. (f/k/a Photon Acquisition Corporation) (“SolAero”), a Delaware corporation and an affiliate of private equity firm Veritas Capital, for $150.0 million in cash, subject to a working capital adjustment pursuant to that certain asset purchase agreement, dated as of September 17, 2014 (as amended, the “Photovoltaics Agreement”), by and between EMCORE and SolAero (such sale, the “Photovoltaics Sale”).

On January 2, 2015, the Company completed the sale of its tunable laser and transceiver product lines to NeoPhotonics Corporation (“NeoPhotonics”), pursuant to the asset purchase agreement dated October 22, 2014, as amended by Amendment No. 1 dated January 2, 2015 (the “Digital Products Agreement”) by and between EMCORE and NeoPhotonics (such sale, the “Digital Products Sale” and, together with the Photovoltaics sale, the “Asset Sales”). Pursuant to the terms and subject to the conditions of the Digital Products Agreement, on January 2, 2015, (i) NeoPhotonics acquired certain assets, and assumed certain liabilities, primarily related to or used in the Company’s telecommunications business (such assets and liabilities, the “Digital Products Business”). The Company sold the Purchased Assets to NeoPhotonics for an aggregate purchase price of $17.5 million, subject to certain adjustments described below (the “Purchase Price”), consisting of (i) $1.5 million in cash and (ii) a promissory note from NeoPhotonics in the principal amount of $16.0 million (the “Promissory Note”). The Promissory Note bears interest of 5.0% per annum for the first year and 13.0% per annum for the second year, payable semi-annually in cash, and matures two years from the closing of the Digital Products Sale.  In addition, the Promissory Note is subject to prepayment under certain circumstances and is secured by certain of the assets to be sold pursuant to the Digital Products Sale. The Purchased Assets include fixed assets and intellectual property for the ITLA, micro-ITLA, T-TOSA and T-XFP product lines and inventory for the ITLA and micro-ITLA product lines within the Company’s telecommunications business.  Pursuant to the Digital Products Agreement, the Purchase Price is subject to certain adjustments for inventory, net accounts receivable and pre-closing revenues, and the principal amount due under the Promissory Note will be increased or decreased, as applicable, by an amount corresponding to any such adjustment.

Following the closing of the Digital Products Sale, EMCORE continues to operate its fiber optics division which provides optical components, subsystems and systems for high-speed telecommunications, Cable Television (CATV) and Fiber-To-The-Premise (FTTP) networks, as well as products for satellite communications, video transport and specialty photonics technologies for defense and homeland security applications.

2. UNAUDITED PRO FORMA ADJUSTMENTS (in thousands)

The following notes describe the basis for and/or assumptions regarding certain of the pro forma adjustments included in EMCORE’s unaudited pro forma condensed consolidated financial statements:

(a) The amounts being eliminated represent the revenues, cost of revenues, and operating and other expenses that are attributable to the sale of the Photovoltaics Business. The adjustments do not include the revenues, cost of revenues, and operating and other expenses attributable to the terrestrial solar module applications, which product lines were sold in fiscal year 2012.

(b) The amounts being eliminated represent the revenues, cost of revenues, and operating and other expenses that are attributable to the sale of the Digital Products Business. EMCORE has maintained separate accounting records for the Digital Products Business as it represents one of the two operating divisions within the fiber optics reporting segment. The allocation of corporate expenses is based on a combination of factors including assets, revenues and personnel costs. The adjustments do not include the revenues, cost of revenues and operating and other expenses attributable to the Vertical Cavity Surface Emitting Laser product lines, which product lines were sold in fiscal year 2012.

(c) The amount represents the interest expense associated with the credit and security agreement, dated November 11, 2010, by and between EMCORE Corporation and Wells Fargo Bank, National Association (as amended, the “Credit Facility”), that would not have been incurred assuming a portion of the net proceeds from the Photovoltaics Sale was used to repay outstanding borrowings under the Credit Facility as of October 1, 2011. The remaining amount of interest expense primarily represents fixed commitment fees and facility costs associated with the Credit Facility.

(d) The annualized interest income for the Promissory Note based on the terms of the note is assumed to be the following but is not reflected in the unaudited pro forma condensed consolidated financial statements as the note receivable may be prepaid at any time without penalty:

Note receivable (Note (l))	$16,000

First year interest rate	5%
Annualized interest income	$800
Second year interest rate	13%
Annualized interest income	$2,080

(e) During the quarter ended September 30, 2014, the Company determined that it was more likely than not that certain deferred tax assets would be realized upon the closing of the Photovoltaics Sale. Accordingly, a net deferred tax valuation allowance release of $24.1 million was recorded as an income tax benefit during fiscal year 2014 (the “Income Tax Benefit”). We expect that substantially all of the $24.1 million in deferred tax assets will be used in fiscal year 2015 when income tax expense is recorded as a result of closing the Photovoltaics Sale on December 10, 2014. The deferred tax valuation allowance is based primarily on estimates related to the taxable gains and losses on the sales of the Photovoltaics Business and Digital Products Business as well as estimates related to future taxable income.

Since the pro forma condensed consolidated statement of operations have been prepared with the assumption that the Asset Sales were completed as of October 1, 2011, the effect of the Income Tax Benefit has been reversed in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 2014 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014.

No pro forma adjustment for income tax expense has been presented in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the years ended September 30, 2013 and 2012 because any income tax expense or benefit resulting from the Asset Sales would be offset due to the existence of significant deferred tax assets, including net operating loss carryforwards for EMCORE.

(f) Weighted average shares outstanding has been adjusted to reflect the accelerated vesting of shares by named executive officers and employees of the Photovoltaics Business upon the completion of the Photovoltaics Sale.

(g) Recording of the disposition of the Photovoltaics Business. The amounts include the assets and liabilities that historically have been reported as part of the Company’s photovoltaics reporting segment as well as assets and liabilities primarily related to the Company’s photovoltaics business that historically have been reported as part of the Company’s unallocated corporate division, in each case, that were transferred in the Photovoltaics Sale.

(h) Net book value of Photovoltaics Business:

Photovoltaics Business assets sold	$73,666

Photovoltaics Business liabilities assumed	(10,758)

Net book value of the Photovoltaics Business	$62,908

(i) Recording of the disposition of the Digital Products Business. The amounts include the assets and liabilities that historically have been reported as part of the Company’s fiber optics reporting segment that are being transferred in the Digital Products Sale.

(j) Net book value of Digital Products Business:

Digital Products Business assets to be sold	$26,472

Digital Products Business liabilities to be assumed	(10,886)

Net book value of the Digital Products Business	$15,586

(k) Recording of sale proceeds, net of estimated closing costs, for the sale of the assets and liabilities of the Photovoltaics Business less the assumed repayment of outstanding borrowings under the Credit Facility:

Purchase price	$150,000

Transaction costs incurred (legal, investment banking, bonuses)	(7,750)
Sale proceeds, net	$142,250

Less repayment of outstanding borrowings under the Credit Facility	(26,518)

Net cash	$115,732

(l) Recording of sale proceeds at closing, net of estimated closing costs, for the sale of the assets and liabilities of the Digital Products Business:

Purchase price (cash component)	$1,500

Transaction costs to be incurred at closing (legal and investment banking)	(1,500)
Net cash	—

Purchase Price (note receivable)	16,000

Sale proceeds at closing, net	$16,000

(m) Shareholders’ equity includes estimated adjustments for accelerated vesting upon the completion of the Photovoltaics Sale of selected stock grants held by named executive officers of the Company and employees of the Photovoltaics Business.

Increase to additional paid-in-capital	$1,043

Change in accumulated deficit associated with stock compensation expense due to accelerated vesting	(1,043)
Net change to shareholders’ equity	$—

(n) Adjustments to the accumulated deficit resulting from the Photovoltaics Sale are comprised of the following:

Sale proceeds net of transaction costs and assumed Credit Facility repayment (Note (k))	$115,732

Assumed repayment of Credit Facility (Note (k))	26,518

Deferred income taxes, net	(24,080)
Change in accumulated deficit associated with stock compensation expense due to accelerated vesting (Note (m))	(1,043)
Net adjustment to accumulated deficit	$117,127

(o) The accumulated deficit has been adjusted to reflect the $16.0 million in sale proceeds at closing, net (Note (l)) from the Digital Products Sale.

(p) The estimated gain on sale of the Photovoltaics Business to be recorded as adjustments to shareholders’ equity:

Sale proceeds at closing, net (Note (k))	$142,250

Net book value of the Photovoltaics Business (Note (h))	(62,908)
Estimated gain on Photovoltaics Sale	$79,342

The actual gain on sale of the Photovoltaics Business may change due to final determination of the net working capital, as defined in the Photovoltaics Agreement, from the signing of the Photovoltaics Agreement to the closing of the transaction on December 10, 2014.

(q) The estimated gain on sale of the Digital Products Business to be recorded as adjustments to shareholders’ equity:

Sale proceeds at closing, net (Note (l))	$16,000

Net book value of the Digital Products Business (Note (j))	(15,586)
Estimated gain on Digital Products Sale	$414

The actual gain on sale of the Digital Products Business may change due to changes in Net Accounts Receivable and Inventory Value, as defined in the Digital Products Agreement, from the signing of the Digital Products Agreement to the closing of the transaction on January 2, 2015.